UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 3, 2010

ACCESS TO MONEY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19657	93-0809419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Kings Highway N, Suite G100
Cherry Hill, New Jersey 08034
(Address of Principal Executive Offices) (Zip Code)

(856) 414-9100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

On September 3, 2010, Access to Money, Inc (the “Company”, “we”, or “us”) completed a financing transaction consisting of the closing of a $5.5 million secured lending facility with Sovereign Bank, a restructuring of its existing $11.0 million secured notes payable to LC Capital Master Fund, Ltd. (“LC Capital”) and Cadence Special Holdings II, LLC (“Cadence”), the cancellation of outstanding warrants to purchase 15 million shares of common stock owned by LC Capital and Cadence, and the issuance of 10,636,364 shares of common stock to LC Capital and Cadence.

Pursuant to a Loan and Security Agreement, dated as of September 3, 2010 (the “Senior Loan and Security Agreement”), by and among us, our subsidiaries, and Sovereign Bank, we obtained $5.5 million of senior secured financing (the “Senior Loan”).  The Senior Loan is due September 3, 2015, accrues interest at the rate of 6.81% per annum, requires monthly payments of principal and interest amortizing over a five year period, and is secured by substantially all of our assets.  We have the right to prepay the then outstanding balance, in whole or in part, at anytime.  If we prepay 50.0% or more of the then outstanding balance, we are required to pay a fee initially equal to 5.0% of the amount prepaid which reduces ratably on an annual basis to 1% of the amount prepaid four years after funding.  The Senior Loan and Security Agreement contains standard and customary covenants including, prohibitions on incurring additional indebtedness, making loans or investments, granting security interests in any of our property, or acquiring any business or assets without the consent of Sovereign Bank.  Financial covenants require that we maintain minimum liquidity of $2.75 million on deposit with Sovereign Bank, a fixed charge coverage ratio (as defined in the Senior Loan and Security Agreement) of 1.25 to 1 as of the end of each fiscal quarter, and a funded debt to EBITDA ratio (as defined in the Senior Loan and Security Agreement) of not more than 2 to 1 as of the end of each fiscal quarter.

The proceeds of the Senior Loan, together with $2.0 million of cash on hand, were used to repay $7.5 million of principal due on our existing $11.0 million Senior Secured Notes payable to LC Capital and Cadence (the “2008 Notes”).  The 2008 Notes accrued interest at the rate of 13.0% per annum, were secured by substantially all of our assets, and were due and payable in full on April 18, 2011.  In connection with the closing of Senior Loan, we entered into an Amended and Restated Loan and Security Agreement, dated as of September 3, 2010, with LC Capital, Cadence and Lampe Conway & Co., LLC as administrative agent and collateral agent (the “Amended and Restated Lampe Loan and Security Agreement”), pursuant to which the 2008 Notes were amended and restated (the “2010 Secured Notes”).  The 2010 Secured Notes have a principal amount of $3.5 million are due October 3, 2015, are subordinated to the Senior Loan, accrue interest at the rate of 7.0% per annum if paid currently, or 10.0% if accrued, payable on April 18 and October 18 of each year, with each interest rate increasing .25% on the first anniversary of the closing, 1.0% on the second anniversary of the closing, 2.5% on the third anniversary of the closing, and 5.0% on the fourth anniversary of the closing, may be prepaid in whole or in part at anytime at our option, and are secured by substantially all of our assets, subject to the lien in favor of Sovereign Bank.  The Senior Loan and Security Agreement prohibits payment of interest on the 2010 Secured Notes unless we have a cash balance of $3.75 million after such payment.  The Amended and Restated Lampe Loan and Security Agreement contains covenants substantially similar to those included in the Senior Loan and Security Agreement.  The financial covenants require minimum liquidity of $2.2 million on deposit with Sovereign Bank, a fixed charge coverage ratio (as defined in the Senior Loan and Security Agreement) of not less than 1.25 to 1 as of the end of each fiscal quarter, and a funded debt to EBITDA ratio (as defined in the Senior Loan and Security Agreement) of not more than 2.2 to 1 as of the end of quarter.

Our existing note payable to Douglas S. Falcone, our Chief Operating Officer, in the principal amount of $9.75 million was also restructured.  The initial note accrued interest at the rate of 13.0% per annum payable quarterly with the principal balance due April 18, 2015, was unsecured, and subordinated to the payment in full of the 2008 Notes.  In connection with the foregoing transactions, we issued an Amended and Restated Subordinated Promissory Note to Mr. Falcone (the “Subordinated Note”).  The Subordinated Note is due and payable in full October 3, 2015, is unsecured, and is subordinated in all respects to the Senior Loan and the 2010 Secured Notes.  The Subordinated Note accrues interest and contains payment terms substantially similar to the 2010 Secured Notes.

In connection with the Amended and Restated Lampe Loan Agreement, we entered into an Exchange Agreement with LC Capital (the “LC Capital Exchange Agreement”) and an Exchange Agreement with Cadence (the “Cadence Exchange Agreement”) and together with the LC Capital Exchange Agreement (the “Exchange Agreements”).  Pursuant to the Exchange Agreements, the 2008 Notes and warrants to purchase an aggregate of 15 million shares of common stock issued in connection with the 2008 Notes were exchanged for the 2010 Secured Notes described above and an aggregate of 10,636,664 shares of common stock.  Pursuant to the Amended and Restated Lampe Loan and Security Agreement, so long as LC Capital owns at least 7,000,000 shares of common stock, it will be entitled to appoint three designees to serve on our board of directors, and so long as it owns at least 4,000,000 shares of common stock, it will be entitled to appoint one designee to serve on our board of directors.

The descriptions of the Senior Loan and Security Agreement, the Amended and Restated Lampe Loan and Security Agreement, the 2010 Secured Notes, the Subordinated Note, and the Exchange Agreements set forth above are qualified in their entirety by reference to copies of such agreements filed as exhibits to this report and incorporated herein by this reference.

Section 2 - Financial Information

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 regarding the Senior Loan and Security Agreement, the Senior Loan, the 2010 Secured Notes, and the Amended and Restated Lampe Loan and Security Agreement are incorporated by reference into this Item 2.03.

Section 3 – Securities And Trading Markets

Item 3.02                       Unregistered Sales of Equity Securities.

On September 3, 2010, we issued 9,750,000 shares of common stock to LC Capital and 886,664 shares of common stock to Cadence.  The forgoing securities were issued pursuant to the Exchange Agreements with our existing security holders in exchange for warrants to purchase an aggregate of 15,000,000 shares of common stock and the 2008 Notes without payment of commission or other remuneration to any person.  The foregoing securities were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 3(a)(9) of the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01                       Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

10.1	Loan and Security Agreement, dated September 3, 2010, by and among the Company, Sovereign Bank and the other signatories thereof.

10.2	$5,500,000 Note, dated September 3, 2010, executed by the Company in favor of Sovereign Bank

10.3
Amended and Restated Loan and Security Agreement, dated September 3, 2010, by and among the Company, LC Capital Master Fund, LP, Cadence Special Holdings II, LLC, Lampe Conway & Co., LLC, as administrative and collateral agent, and he other signatories thereto.

10.4	$3,150,000 Note, dated September 3, 2010, executed by the Company in favor of LC Capital Master Fund, Ltd.

10.5	$350,000 Note, dated September 3, 2010, executed by the Company in favor of Cadence Special Holdings II, LLC

10.6	Exchange Agreement, dated September 3, 2010, by and between the Company and LC Capital Master Fund, Ltd.

10.7	Exchange Agreement, dated September 3, 2010, by and between the Company and Cadence Special Holdings II, LLC

10.8	$9,754,465 Amended and Restated Subordinated Promissory Note, executed by the Company in favor of Douglas Falcone

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS TO MONEY, INC.

Date: September 10, 2010	By:	/s/ Michael J. Dolan
Name: Michael J. Dolan
Title: Chief Financial Officer